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                                                                     EXHIBIT 5.1

                         [Letterhead of Arnold & Porter]

                               November 10, 1999

Board of Directors
CNB Financial Corp.
24 Church Street
Canajoharie, New York  13317

      Re:   CNBF Capital Trust I

Ladies and Gentlemen:

      This opinion is issued in connection with the Registration Statement on Form S-4 (the "Registration Statement") of CNB Financial Corp., a New York corporation (the "Corporation"), and CNBF Capital Trust I, a Delaware business trust (the "Trust"), filed with the Securities and Exchange Commission (the "Commission"), relating to (i) $18,000,000 aggregate liquidation amount of capital securities representing beneficial ownership interests in the Trust (the "Capital Securities"), (ii) $18,000,000 aggregate principal amount of junior subordinated deferrable interest debentures to be issued by the Corporation (the "Junior Subordinated Debentures"), and (iii) guarantees by the Corporation of certain obligations of the Trust related to the Capital Securities (the "Guarantee").

      We have examined (i) the form of the Junior Subordinated Indenture (the "Indenture") entered into by the Corporation and Wilmington Trust Company, as Debenture Trustee, filed as an Exhibit to the Registration Statement; (ii) the form of the Guarantee Agreement (the "Guarantee Agreement") to be entered into by the Corporation and Wilmington Trust Company, as Guarantee Trustee, filed as an Exhibit to the Registration Statement; and (iii) such records, certificates and other documents that we have considered necessary or appropriate for the purposes of this opinion.

      In making such examination and rendering the opinions set forth below, we have assumed: (i) the genuineness and authenticity of all signatures on all documents; (ii) the authority of the parties (other than the Corporation) executing such documents; (iii) the authenticity of all documents submitted to us as originals; and (iv) the conformity to originals of all documents submitted to us as certified, telecopied, photostated or reproduced copies and the authenticity of all originals of such documents.

      We have also assumed that (i) the Registration Statement, and any applicable amendments thereto (including post-effective amendments), will have become effective under the Securities Act of 1933, as amended (the "Act"), at the time of issuance, offering and sale of any such Capital Securities, Junior Subordinated Debentures or Guarantees and (ii) the Guarantee Agreement will be executed and delivered in substantially the form filed as an Exhibit to the Registration Statement.


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Board of Directors
CNB Financial Corp.
November 10, 1999
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      We are admitted to practice law in the State of New York and do not purport to be an expert on or to express any opinion on any laws other than the laws of the State of New York and the federal securities laws of the United States of America. This opinion speaks as of today's date and is limited to present statutes, regulations and judicial interpretations. In rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise or should the agreements or other documents (or forms thereof) that we have examined in connection with this opinion hereafter be changed.

      Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

      1. With respect to the Junior Subordinated Debentures to be issued under the Indenture, when such Junior Subordinated Debentures have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and upon payment of the consideration therefor as contemplated by the Registration Statement, such Junior Subordinated Debentures will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

      2. With respect to the Guarantee to be issued pursuant to the Guarantee Agreement, when the Guarantee Agreement has been duly executed and delivered by the Corporation and by the Guarantee Trustee, the Guarantee will constitute a valid and legally binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

      Our opinions set forth in paragraphs 1 and 2 above are qualified to the extent that the characterization of, and the enforceability of any rights or remedies in, any agreement or instrument may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, receivership, readjustment of debt, moratorium, equitable subordination and other similar laws and doctrines relating to or affecting creditors' rights generally, or the rights of creditors of depository institution holding companies, by supervisory and enforcement powers of bank regulatory authorities, and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Validity of the Exchange Securities" in the Prospectus included in Part I of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons


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Board of Directors
CNB Financial Corp.
November 10, 1999
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whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ Arnold &Porter